Exhibit 3.60

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CONRAD INTERNATIONAL MANAGE (CIS) LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Conrad International Manage (CIS), a Delaware limited liability company (the “Company”), is entered into as of September 16, 2016, by HPP International LLC (the “Member,” and together with any additional or substitute members, each, a “Member” and collectively, the “Members”).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and is currently governed by the Amended and Restated Limited Liability Company Agreement dated as of October 25, 2013 (the “Existing Agreement”); and

WHEREAS, the Member desires to amend and restate the Existing Agreement in its entirety.

NOW, THEREFORE, the Existing Agreement is hereby amended and restated to read in its entirety as follows:

NOW THEREFORE, the Member hereby agrees as follows:

1. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

2. Powers. The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3, and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act. The Company is capable of carrying on its business in its own right and all assets of the Company shall be the property of the Company until such time as such assets may be disposed of by the Company, including pursuant to a distribution in accordance Sections 12 or 19.

3. Principal Business Office. The principal business office of the Company shall be located at 7930 Jones Branch Drive, McLean, Virginia 22102, or at such other location as may hereafter be determined by the Members.

4. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centreville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.

5. Registered Agent. The name and address of the registered agent of the Company as of the date hereof for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centreville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.

6. Members.

a. Each of the Members set forth on Schedule A attached hereto are the members of the Company. The names, addresses and percentage interests of the Members are set forth on Schedule A, as may be amended. The limited liability company interests in the Company shall be represented by “Units.” Each Unit shall have a nominal value of $1.00. As of the date hereof, there are 100 Units outstanding, with each Member owning the number of Units set forth opposite such Member’s name on Schedule A hereto.

b. Certificates. The Units shall be evidenced by certificates (the “Unit Certificates”) in the form attached as Exhibit A hereto, and each such Unit Certificate shall be executed by an Officer or a Director on behalf of the Company. The Company shall maintain a register (the “Register”) setting forth the name and address of each Member and the Unit Certificate number(s) and number of Units held by each Member.

7. Powers. The management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a manager of a Delaware limited liability company under the laws of the State of Delaware. The Member and each officer of the Company with a title of Chief Executive Officer, Chief Financial Officer, General Counsel, President, Executive Vice President, Senior Vice President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer (each a “Designated Officer”) is a designated “authorized person” within the meaning of the Act. The Member or any Designated Officer, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. The Member or any Designated Officer shall execute, deliver and file, or cause the execution, delivery and filing of, any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

8. Officers. The Company may employ and retain persons as may be necessary or appropriate for the conduct of the Company’s business, including employees and agents who may be designated as officers with titles, including, but not limited to, “chief executive officer”, “chief financial officer” “general counsel”, “president”, “executive vice president”, “senior vice president”, “vice president”, “principal”, “secretary”, “treasurer”, “assistant secretary”, “assistant treasurer”, “director” and “manager”, as and to the extent authorized by the Member and with such powers as authorized by the Member. The officers of the company shall be appointed, and may be removed, with or without cause and for any reason or no reason at all, by the Member. Unless the Member decides otherwise, if the title of an officer is one commonly used for officers of a corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 8 may be revoked, in whole or in part, at any time by the Member.

9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

10. Capital Contributions.

a. Initial Contributions. The Members have contributed the amounts of cash or other property to the Company (including when the Company was the Corporation) as set forth in the books and records of the Company.

b. Additional Contributions. No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of all of the Members.

c. Property of Company. Upon the making of any capital contribution to the Company by a Member, such cash or other property contributed to the Company shall become the property of the Company and shall not be treated as a debt owed by the Company to such Member.

d. Withdrawal of Capital. A Member shall not be entitled to withdraw any part of its capital contribution or to receive any distribution from the Company, except as otherwise provided in this Agreement. A Member shall not receive out of the Company’s property any part of its capital contributions until all liabilities of the Company, except liabilities to Members on account of their capital contributions, have been satisfied or there remains property of the Company sufficient to satisfy them.

11. Allocation of Profits and Losses. To the fullest extent permitted by law, all profits and losses of the Company shall be allocated to a profit and loss reserve of the Company. The profits and losses of the Company shall not be allocated to the Members pursuant to the Act unless and until such time as a distribution is declared by the Company.

12. Distributions.

a. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make a distribution to a Member on account of its interest in the Company is such distribution would violate the Act or other applicable law.

b. For the avoidance of doubt, to the fullest extent permitted by law, prior to any such distributions, the profits or losses of the Company shall belong to the Company and the Members shall have no entitlement to them until a distribution has been declared.

c. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

13. Authorization. Notwithstanding any other provision of this Agreement, each Director and each Officer, acting singly, is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person.

14. Other Business. The Members, Directors and Officers, and any person affiliated with any of the Members, Directors or Officers, may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or the other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

15. Exculpation and Indemnification. No Member, Director or Officer (collectively, the “Covered Persons”) shall be liable to the Company, any Member or any other person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

16. Assignments. A Member may assign in whole or in part its limited liability company interest in the Company without the consent of any other person (including, for the avoidance of doubt, any other Member) being required. The transferee shall be admitted to the Company as a substitute Member without the consent of any other person (including, for the avoidance of doubt, any other Member) being required upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and the issuance to such transferee of a Unit Certificate pursuant to Section 8 hereof. If a Member transfers all of its interest in the Company pursuant to this Agreement, the transferor Member shall cease to be a member of the Company immediately following such admission. Upon the admission of any transferee as a substitute Member pursuant to this Section 16, such substitute Member shall have all of the rights and obligations of a Member hereunder, including the right to vote such Units on any matter submitted to the Members for a vote or consent.

17. Resignation. A Member may resign from the Company at any time without the consent of any other person (including, for the avoidance of doubt, any other Member) being required.

18. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of all of the Members.

19. Dissolution.

a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of all the Members to dissolve the Company, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act, or (iii) any time there are no members of the Company unless the Company is continued without dissolution in accordance with this Agreement or the Act.

b. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

20. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

24. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date set forth above.

HPP INTERNATIONAL LLC

By:	/s/ Abigail Hotchkin
Abigail Hotchkin, Assistant Secretary

SCHEDULE A

Member Name	Member Address	Number of Units

HPP International LLC	7930 Jones Branch Drive	100

EXHIBIT A

CERTIFICATE FOR

CONRAD INTERNATIONAL MANAGE (CIS) LLC

Certificate Number	Units

CONRAD INTERNATIONAL MANAGE (CIS) LLC, a Delaware limited liability company (the “Company”), hereby certifies that                      (the “Holder”) is the registered owner of              Units representing limited liability company interests in the Company (the “Units”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE UNITS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF                     , 2016, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Units.

Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by                      as of the date set forth below.

Dated:
Name:
Title:

(REVERSE SIDE OF CERTIFICATE

FOR UNITS OF CONRAD INTERNATIONAL MANAGE (CIS) LLC)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  (print or typewrite name of Transferee),                      (insert Social Security or other taxpayer identification number of Transferee), the following specified number of Units:                                      (identify the number of Units being transferred), and irrevocably constitutes and appoints                                 , as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)
Address: